Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Debt Resolve, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, and David M. Rainey, Interim Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 19, 2009
/s/ David M. Rainey
David M. Rainey
Interim Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary